UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 10, 2020

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 11, 2020, Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma” or “we”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and Cowen and Company, LLC, as representatives of the several underwriters set forth therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 5,500,000 ordinary shares (the “Firm Shares”), par value $0.00001 per share, at an offering price to the public of $27.00 per share. Under the terms of the Underwriting Agreement, Theravance Biopharma granted the Underwriters a 30-day option to purchase up to an additional 825,000 ordinary shares (the “Option Shares” and together with the Firm Shares, the “Shares”) on the same terms and conditions.

The Shares will be issued pursuant to Theravance Biopharma’s currently effective shelf registration statement on Form S-3 and an accompanying prospectus (File No. 333-235339) filed with the Securities and Exchange Commission (the “Commission”), which became effective automatically on December 3, 2019 (the “Registration Statement”), and a prospectus supplement filed with the Commission in connection with the Offering. The closing of the Offering is expected to take place on or about February 14, 2020, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by Theravance Biopharma, customary conditions to closing, indemnification obligations of Theravance Biopharma and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Maples and Calder relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2020, Theravance Biopharma filed with the Commission a preliminary prospectus supplement to the Registration Statement (the “Preliminary Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, relating to the Offering. Theravance Biopharma included the following disclosure in the Preliminary Prospectus Supplement:

“We are currently finalizing our financial results for the year ended December 31, 2019. The financial results discussed below as of December 31, 2019 are preliminary and subject to completion of financial and operating closing procedures. The results below are not a comprehensive statement of our financial results as of December 31, 2019, and our actual results may differ materially from these amounts following the completion of our financial and operating closing procedures, or as a result of other adjustments or developments that may arise before the results as of December 31, 2019 are finalized. In addition, even if our actual results are consistent with these preliminary results, those results or developments may not be indicative of results or developments in subsequent periods.

We expect to report that our cash, cash equivalents and marketable securities were approximately $285.8 million as of December 31, 2019.”

Item 8.01. Other Events.

The Preliminary Prospectus Supplement contains updates to the summary description of Theravance Biopharma’s business and such updates are reflected in the section entitled “Summary,” which is attached hereto as Exhibit 99.1 and incorporated herein by reference, and updated risk factors in the section entitled “Risk Factors,” which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement among Theravance Biopharma, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters, dated February 11, 2020
5.1	Opinion of Maples and Calder
23.1	Consent of Maples and Calder (contained in Exhibit 5.1)
99.1	Excerpt of “Summary” section included in Theravance Biopharma’s Preliminary Prospectus Supplement, dated February 10, 2020, to the Registration Statement on Form S-3 (File No. 333-235339)
99.2	Excerpt of “Risk Factors” section included in Theravance Biopharma’s Preliminary Prospectus Supplement, dated February 10, 2020, to the Registration Statement on Form S-3 (File No. 333-235339)
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: February 13, 2020	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President and General Counsel